EXHIBIT 10.60
AMENDMENT NO. 2 TO THE
APPLIED MATERIALS, INC.
2005 EXECUTIVE DEFERRED COMPENSATION PLAN
     APPLIED MATERIALS, INC., having adopted the Applied Materials, Inc. 2005 Executive Deferred Compensation Plan (the “Plan”) effective as of January 1, 2005, having amended and restated the Plan effective as of July 11, 2007, and having amended the restated Plan on one subsequent occasion, hereby again amends the restated Plan, as follows:
     1. Section 2.1.5 is amended in its entirety to read as follows:
     “2.1.5 Performance-Based Compensation. Notwithstanding the foregoing provisions of this Section 2.1, if the Committee (in its discretion) determines that the Eligible Bonus portion(s) (if any) of an Eligible Employee’s Compensation qualifies as bonus compensation that is based on services performed over a period of at least twelve (12) months, as determined under Internal Revenue Service Notice 2005-1, Q/A-22, or (effective as of January 1, 2009) “performance-based compensation,” as determined under section 409A of the Code and Treasury regulation section 1.409A-1(e) (“Performance-Based Compensation”), then the Eligible Employee’s Compensation Deferral election with respect to such Bonus(es), if any, may be made at such time as is permitted by the Committee, but not later than the date that is six (6) months before the end of the performance/service period. In order for such Employee to be eligible to make a Compensation Deferral election with respect to any Performance-Based Compensation in accordance with the deadline established in this Section 2.1.5, however, he or she must have performed services continuously from the later of the beginning of the performance period for such Compensation or the date on which the performance criteria for such Compensation was established through the date on which such election is made; provided, however, that no such election may be made after such Compensation has become readily ascertainable.”
     2. Section 2.18 is amended by adding the following sentence at the end thereof:
“Any Compensation Deferral election made in accordance with this Section 2.1 will become irrevocable effective as of the deadline specified by the Committee, except as otherwise specified in the Plan.”
     3. Effective as of December 9, 2007, Section 7.2 is amended in its entirety to read as follows:

     “7.2 Committee Membership. The Plan will be administered on behalf of the Company by a Committee consisting of employees of the Company who hold the following titles or positions (“Specified Positions”): (a) Vice President, Global Rewards (the “VP, Global Rewards”); (b) Corporate Controller; (c) Corporate Treasurer; (d) Managing Director, Treasury; and (e) Director, Global Benefits. However, if any member of the Committee who holds a Specified Position (the “Prior Position”) is promoted such that he or she holds a higher title or position within his or her same department or unit (the “Successor Position”), the Successor Position will replace the Prior Position as a Specified Position under the Plan, except as otherwise may be determined by the VP, Global Rewards. The VP, Global Rewards also may appoint to Committee membership one additional employee of the Company. Any appointed member of the Committee may be removed by the VP, Global Rewards at any time. Notwithstanding the foregoing, no member of the Committee may be an individual who reports directly to the Chief Executive Officer of the Company.”
     4. A new Section 5.14 is added immediately after Section 5.13 to read as follows:
     “5.14 Designated Payment Date. Notwithstanding any contrary Plan provision, any payment that is scheduled to be made to a Participant under the Plan on a Payment Date or anniversary thereof (the “Designated Payment Date”) shall be made no later than (a) the end of the Participant’s taxable year that includes the Designated Payment Date, or (b) if later, the fifteenth (15th) day of the third calendar month immediately following the Designated Payment Date. In no event, however, shall the Participant be permitted, directly or indirectly, to designate the taxable year of such payment.”
     5. Except as otherwise specified above, this Amendment No. 2 to the restated Plan will be effective as of January 1, 2005.
     IN WITNESS WHEREOF, Applied Materials, Inc., by its duly authorized officer, has executed this Amendment No. 2 to the restated Plan on the date specified below.

APPLIED MATERIALS, INC.
By	/s/ Ron Miller
Title: Corporate Vice President, Global Rewards

Date: December 19, 2008

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